AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is dated as of July 15, 2023, and amends the Employment Agreement, dated as of July 16, 2020, between Accel Entertainment, Inc., a Delaware corporation (the “Company”), and Derek Harmer (“Executive” and, together with the Company, the “Parties” and each, a “Party”).
WHEREAS, the Parties have entered into the Executive Employment Agreement dated as of July 16, 2020 (the “Existing Agreement”).
WHEREAS, the Parties desire to further amend the Existing Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.Good Reason. Section 1.8 of the Existing Agreement is hereby removed in its entirety and replaced with the following:
“1.8 “Good Reason” means Executive’s resignation within 90 days after any of the following events, unless Executive consents to the applicable event:
(a)a material decrease in Executive’s base salary, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company;
(b)a material decrease in (i) Executive’s then-current title or position, or (ii) authority or areas of responsibility as are commensurate with Executive’s then-current title or position; provided that a change in Executive’s title or position to Executive Vice President - Chief Compliance Officer, Executive Vice President – Chief Legal Officer, or Executive Vice President – Chief Governance Officer, or other title of similar import, or a change in Executive’s authority or areas of responsibility in connection with any such change in title or position, shall not constitute “Good Reason”;
(c)a relocation of Executive’s principal work location to a location more than 50 miles from Executive’s then-current principal location of employment; or
(d)a material breach by the Company or any Affiliate of this Agreement or any material agreement between Executive and the Company or any Affiliate.
Notwithstanding the foregoing, any assertion by Executive of a termination for Good Reason will not be effective unless and until Executive has: (A) provided the Company or any Affiliate, within 60 days of Executive’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such Good Reason event; and (B) provided the Company or any Affiliate with an opportunity to cure the same within 30 days after the receipt of such notice.”

3.Annual Salary. As of the Amendment Effective Date, Employee’s annual base salary shall be $450,000 per annum.
4.Long-Term Incentive Compensation. As soon as practicable following the Amendment Effective Date and subject to the approval of the Board or the compensation committee thereof, the Company will grant Employee a restricted stock unit (the “RSU”) representing the opportunity to receive 40,000 shares of the Company’s common stock, pursuant to the terms of the Company’s Long-Term Incentive Plan and the restricted stock unit agreement governing the RSU. The RSU will vest in equal annual installments over the three-year period ending on the third anniversary of the date of grant. Vesting will be contingent on Employee’s service with the Company on each applicable vesting date, except as otherwise set forth in the restricted stock unit agreement governing the RSU.
5.Term. The term of the Existing Agreement (as amended hereby) shall end on the third anniversary of the Amendment Effective Date; provided that such term shall earlier terminate upon a termination of Employee’s employment as set forth in Section 4.1 of the Existing Agreement. Employee acknowledges and agrees that there is no assurance that the Existing Agreement (as amended hereby) will be renewed or extended beyond the third anniversary of the Amendment Effective Date, and neither Employee nor the Company has any obligation to renew or extend the Existing Agreement (as amended hereby) or any right to require any such renewal or extension, and a failure to renew or extend the Existing Agreement (as amended hereby) shall not entitle Employee or the Company to any additional compensation.
6.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Amendment Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
7.Miscellaneous.
(a)This Amendment is governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws provisions of such State.
(b)This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
(c)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ACCEL ENTERTAINMENT, INC.

By: /s/Andrew Rubenstein
Name: Andrew H. Rubenstein
Title: President and Chief Executive Officer
ACCEPTED AND AGREED:

/s/Derek Harmer
Derek Harmer
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